UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

August 22, 2017
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Ball Corporation
Current Report on Form 8‑K
Dated August 22, 2017

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2017, Ball Corporation (the "Company") closed on a purchase agreement (the "Agreement") by and among the Company with Prudential Insurance Company of America ("Prudential"), for certain Ball and Rexam U.S. pension plans (collectively, the "Plan"). Pursuant to the Agreement, the Plan purchased a group annuity contract from Prudential that will transfer payment obligations for retirement pension benefits owed to certain Ball and Rexam retirees in the U.S. (or their beneficiaries) ("In-Pay Participants") to Prudential.

Beginning in November 2017, the pension benefit payment obligations for approximately 11,000 In-Pay Participants will be transferred to Prudential, which will guarantee the pension benefits of the In-Pay Participants. By transferring the payment obligations to Prudential, the Company will reduce its U.S. qualified pension plan liabilities by approximately $220 million.

All In-Pay Participants will continue to receive their benefits from the Plan until October 31, 2017, at which time Prudential will assume responsibility for payments to the In-Pay Participants as well as administrative and customer service support.

The foregoing description does not purport to be complete and is qualified in its entirety by the provisions of the Agreement.

Item 7.01	Regulation FD Disclosure

On August 22, 2017, the Company issued a press release announcing that it closed on the Agreement described in Item 1.01 above. The press release is furnished as Exhibit 99.1 to this Form 8‑K. The information furnished in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

As a result of the transactions described under Item 1.01 above, the Company expects to recognize in the third quarter 2017 a non-cash non-comparable settlement charge to net income of approximately $40 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:	August 22, 2017

Ball Corporation
Form 8‑K
August 22, 2017

EXHIBIT INDEX

Description	Exhibit No.

Ball Corporation Press Release dated August 22, 2017	99.1